Honeywell International Inc.

License Agreement No. 2023-11579

AMENDMENT NO. 2

to

ASSET PURCHASE AND LICENSE AGREEMENT

between HONEYWELL INTERNATIONAL INC.

and

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

_______________________________

Honeywell International Inc., a Delaware corporation (“Seller”) and Innovative Solutions and Support, Inc., a Pennsylvania corporation, (“Purchaser”) entered into an Asset Purchase and License Agreement, dated June 30, 2023, (the “Agreement”) and Amendment 1 to the Main Agreement, dated October 12, 2023 (“Amendment 1”, together with the Agreement, the “Main Agreement”).

The Parties now desire to amend the Main Agreement by this Amendment No. 2 (this “Amendment 2”, and thereafter referred to together with the Main Agreement as the “Agreement”) as entered into as of the date of last signature below (the “Effective Date”) as follows:

AMENDMENT

1.Article 1.5(a) is hereby deleted in its entirety and replaced with the following:

Purchaser shall have two months after Honeywell confirms to Purchaser the final piece of Inventory has shipped to Purchaser for the First Product Line for 10MCU (but no later than May 31, 2024) and the Second Product Line for BGA Legacy Radios (but no later than April 30, 2024), respectively, to conduct a physical inventory count of the Inventory with respect to the applicable Product Line, consistent with Seller’s past practices (with respect to each Product Line, the “Adjustment Review Period”) in order to dispute the quantity of the Inventory identified on Schedule 1.1(a)(ii), Table 1 and Table 2, respectively.. Purchaser and its duly authorized representatives shall have the right to conduct a physical inspection and count of the Honeywell Inventory with respect to the applicable Product Line that will be shipped to Purchaser post Cut-Over (as defined with respect to each Product Line in the applicable Transition Services Agreement), and shall have the right to visit, observe and inspect the Inventory in order for Purchaser to verify the identity, count, and condition of the items included in the Inventory.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

HONEYWELL INTERNATIONAL INC.

Signature:  Signature:

Name: Title: Date:

Name: Title: Date:

Honeywell Confidential: This document and all information and expression contained herein are the property of Honeywell International Inc., are provided in confidence and may not, in whole or in part, be disclosed to others for any purpose without prior written permission from Honeywell International Inc. All rights reserved.